                                                                    EXHIBIT 4.42

                                 STEELCASE INC.

                                 LIMITED WAIVER
                      REGARDING LONG TERM CREDIT AGREEMENT


                  This LIMITED WAIVER REGARDING LONG TERM CREDIT AGREEMENT (this "WAIVER") is dated as of April 2, 2003, and entered into by and among STEELCASE INC., a Michigan corporation ("COMPANY"), as a Borrower and as the Guarantor, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and CITICORP USA, INC. ("CUSA"), as administrative agent for Lenders hereunder (in such capacity, "ADMINISTRATIVE AGENT"), and is made with reference to that certain Credit Agreement (Long Term Multicurrency Revolving Credit Facility) dated as of April 5, 2001 (as amended by that certain First Amendment to Credit Agreement dated as of November 9, 2001 and that certain Second Amendment to Credit Agreement dated as of October 3, 2002 and as such agreement may hereafter be amended, restated, supplemented or modified from time to time, the "CREDIT AGREEMENT"), by and among Company, Lenders, Administrative Agent, SG-Chicago Branch, as syndication agent and BNP Paribas, Bank One, NA (successor to Bank One, Michigan) and Bank of America, N.A., as co-documentation agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Company has advised Lenders and Administrative Agent that recently corrected quarterly financial statements of Company indicate that the Net Worth of Company as of the end of its fiscal quarter ending November 22, 2002 was less than the Net Worth required to be maintained by Company as of such date under subsection 5.02(c) of the Credit Agreement;

                  WHEREAS, Company has requested that Requisite Lenders waive any Event of Default that exists as a result of Company's failure to observe subsection 5.02(c) as of the end of its fiscal quarter ending November 22, 2002 and waive compliance with subsection 5.02(c) for the period from November 23, 2002 through June 30, 2003;

                  WHEREAS, Requisite Lenders have agreed to waive Company's compliance with subsection 5.02(c) of the Credit Agreement for the period from November 23, 2002 through June 30, 2003, subject to the terms and conditions set forth below;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        WAIVER

Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Requisite Lenders hereby waive any Event of Default that exists as a result of Company's failure to observe subsection 5.02(c) as of the end of its fiscal quarter ending November 22, 2002 and waive for the period from

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November 23, 2002 through June 30, 2003 (the "WAIVER PERIOD"), compliance with the provisions of subsection 5.02(c) of the Credit Agreement.

SECTION 2.        LIMITATION OF WAIVER

                  Without limiting the generality of the provisions of subsection 9.01 of the Credit Agreement, the waiver set forth in Section 1 above shall be limited precisely as written and relates solely to the failure of Company to observe subsection 5.02(c) of the Credit Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:

                  (a) constitute a waiver of compliance by Company with respect to (i) subsection 5.02(c) of the Credit Agreement in any other instance or after the end of the Waiver Period or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                  (b) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 3.        CONDITIONS TO EFFECTIVENESS

                  Sections 1 and 2 of this Waiver shall become effective upon the satisfaction of all of the following conditions precedent (the date on which Administrative Agent shall notify Company of satisfaction of such conditions being referred to herein as the "WAIVER CLOSING DATE"):

                  (a) On or before the Waiver Closing Date, Company shall deliver to Administrative Agent for Lenders a counterpart hereof executed by Company.

                  (b) On or before the Waiver Closing Date, Lenders constituting Requisite Lenders shall deliver to Administrative Agent counterparts hereof executed by Requisite Lenders.

                  (c) On or before the Waiver Closing Date, Company shall pay to each Lender that consents to this Waiver on or before the Waiver Closing Date, a fee equal to 0.05% of such Lender's Commitment.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Waiver, Company hereby represents and warrants that after giving effect to this Waiver:




                                       2
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                  (a) as of the date hereof, there would exist no Event of
         Default or Potential Event of Default under the Credit Agreement;

                  (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents would be true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

                  (c) as of the date hereof, Company would have performed all agreements to be performed on its part as set forth in the Credit Agreement.

SECTION 5.        COUNTERPARTS; EFFECTIVENESS

                  This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Waiver (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective as of the date hereof upon the execution of counterparts hereof by Company and by Lenders constituting Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 6.        GOVERNING LAW

                  THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 7.        FEES AND EXPENSES

                  Company acknowledges that all costs, fees and expenses as described in subsection 9.04(a) of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Waiver and the documents and transactions contemplated hereby shall be for the account of Company.



                  [remainder of page intentionally left blank]




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                  IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.





                                STEELCASE INC., a Michigan corporation, as a Borrower and Guarantor



                                By       /s/ GARY P. MALBURG
                                   ---------------------------------
                                Name:    Gary P. Malburg
                                Title:   Vice President, Finance and Treasurer




                                       S-1
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                                CITICORP USA, INC., as Administrative Agent
                                and a Lender

                                By       /s/ PETER KOESLER
                                  ---------------------------------
                                Name: Peter Koesler
                                Title: Managing Director





                                      S-2
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                                SOCIETE GENERALE, as a Lender



                                By       /s/ MILISSA GOEDEN
                                  ---------------------------------
                                Name: Milissa Goeden
                                Title: Vice President






                                      S-3
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                                BNP PARIBAS, as a Lender


                                By       /s/ ERIC ROLLER
                                  ---------------------------------
                                Name: Eric Roller
                                Title:

                                By       /s/ MOHR NADINE
                                  ---------------------------------
                                Name: Mohr Nadine
                                Title:








                                      S-4
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                                BANK ONE, NA, successor to Bank One, Michigan,
                                as a Lender


                                By       /s/ MEGAN E. MARQUARDT
                                  ---------------------------------
                                Name: Megan E. Marquardt
                                Title: Authorized Officer






                                      S-5
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                                BANK OF AMERICA, N.A., as a Lender


                                By       /s/ JOHN E. WILLIAMS
                                  ---------------------------------
                                Name: John E. Williams
                                Title: Managing Director






                                      S-6
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                                THE NORTHERN TRUST COMPANY, as a Lender


                                By       /s/ PETER R. MARTINETS
                                  ---------------------------------
                                Name: Peter R. Martinets
                                Title: Vice President






                                      S-7
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                                CREDIT LYONNAIS, as a Lender



                                By
                                  ------------------------------
                                Name:
                                Title:



                                By
                                  ------------------------------
                                Name:
                                Title:








                                      S-8
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                                CCF HSBC
                                STRASBOURG BRANCH, as a Lender


                                By       /s/ ALBERTO CALARESU
                                  ---------------------------------
                                Name: Alberto Calaresu
                                Title: Branch Manager



                                By       /s/ GEORGES BRIFFANT
                                  ---------------------------------
                                Name: Georges Briffant
                                Title: Vice Manager Branch








                                      S-9
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                                NATEXIS BANQUES POPULAIRES, as a Lender


                                By       /s/ ANNE ULRICH
                                  ---------------------------------
                                Name: Anne Ulrich
                                Title: Vice President


                                By       /s/ PIETER J. VAN TULDER
                                  ---------------------------------
                                Name: Pieter J. van Tulder
                                Title: Vice President & Manager Multinational
                                       Group








                                      S-10
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                                FIFTH THIRD BANK (WESTERN MICHIGAN), formerly
                                Old Kent Bank, as a Lender


                                By       /s/ SETH W. WATSON, III
                                  ---------------------------------
                                Name: Seth W. Watson, III
                                Title: Vice President






                                      S-11
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                                BECM, as a Lender


                                By
                                  ---------------------------------
                                Name:
                                Title:






                                      S-12